Exhibit 8.1

Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

Telephone:	(212) 318-3000	Facsimile:	(212) 318-3400

February 5, 2007

U.S. Shipping Partners L.P.

399 Thornall Street

8th Floor

Edison, NJ  08837

Re:                               U.S. Shipping Partners L.P. — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for U.S. Shipping Partners L.P. (the “Partnership”), a publicly traded Delaware limited partnership, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the registration of $100,000,000 of the Partnership’s 13% Senior Secured Notes Due 2014.  We have also participated in the preparation of a preliminary prospectus dated February 5, 2007 (the “Prospectus”) contained in the Registration Statement on Form S-4 to which this opinion is an exhibit.  In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “United States Federal Income Tax Considerations” in the Prospectus.

Subject to the assumptions, qualifications and limitations set forth in the Discussion, we hereby confirm that all statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all times relevant of the statements, covenants and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Commission and (iii) other information provided to us by the Partnership and U.S. Shipping General Partner LLC, a Delaware limited liability company and the general partner of the Partnership.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.  This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.